                                                               Exhibit (a)(1)(x)

                              AMENDED AND RESTATED
                          NOTICE OF GUARANTEED DELIVERY

                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

         PURSUANT TO THE AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                               DATED MARCH 2, 2007
                                       of
                               BAIRNCO CORPORATION
                                       at
                              $13.50 NET PER SHARE
                                       by
                              BZ ACQUISITION CORP.
                          A Wholly Owned Subsidiary of
                             STEEL PARTNERS II, L.P.

      This form, or a substantially equivalent form, must be used to accept the
Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights of
Bairnco Corporation and any other documents required by the Amended and Restated
Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to
Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                      AST
                            American Stock Transfer
                                & Trust Company

   BY MAIL OR OVERNIGHT                                         BY HAND:
         COURIER:
                                  BY FACSIMILE:
American Stock Transfer &   (FOR ELIGIBLE INSTITUTIONS   American Stock Transfer
      Trust Company                   ONLY)                  & Trust Company
    Operations Center             (718) 234-5001          Attn: Reorganization
   Attn: Reorganization                                        Department
        Department              CONFIRM FACSIMILE            59 Maiden Lane
     6201 15th Avenue             TRANSMISSION:              Concourse Level
    Brooklyn, NY 11219         (BY TELEPHONE ONLY)         New York, NY 10038
                            Toll Free: (877) 248-6417

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER
THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to BZ Acquisition Corp. (the "Purchaser"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated March 2, 2007 (the "Offer to
Purchase"), and the related Amended and Restated Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, _______ shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights (together, the "Shares"), of Bairnco Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the
Offer to Purchase.

Certificate Numbers (if available)
                                                         SIGN HERE
------------------------------------
                                             -----------------------------------
                                                        Signature(s)

------------------------------------
                                             -----------------------------------
                                                   (Name(s)) (Please Print)

                                             -----------------------------------
                                                       (Address(es))

If delivery will be by book-entry transfer:  -----------------------------------
                                                                      (Zip Code)
Name of Tendering Institution

------------------------------------
                                             -----------------------------------
                                             (Area Code and Telephone Number(s))
Account Number
               ---------------------

                                       2

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association
Inc., including the Securities Transfer Agents Medallion Program (STAMP), the
Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc.
Medallion Signature Program (MSP) or any other "eligible guarantor institution"
(as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of
1934, as amended), guarantees (i) that the above named person(s) "own(s)" the
Shares tendered hereby within the meaning of Rule 14e-4 under the Securities
Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s)
thereof) and certificates for the Shares to be tendered or an Agent's Message
(as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days of the date hereof.

                        --------------------------------
                                 (Name of Firm)

                        --------------------------------
                                    (Address)

                        --------------------------------
                                   (Zip Code)

                        --------------------------------
                        (Area Code and Telephone Number)

                        --------------------------------
                             (Authorized Signature)

                        --------------------------------
                                     (Name)

                        --------------------------------
                                     (Title)

 Dated:                     , 2007.
       ---------------------